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                                                                    EXHIBIT 1(U)
                             ARTICLES SUPPLEMENTARY

                                       OF

                          PACIFIC HORIZON FUNDS, INC.

                 PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         Class R Common Stock

                 FIRST: Pursuant to section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified One Hundred Million (100,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (par value One Mill ($0.001) per share) as Class R Common Stock (par value One Mill ($0.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on December 7, 1993:

                          RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Hundred Million (100,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000)) be, and hereby are, divided into and reclassified as a separate class of Common Stock to be known as Class R Common Stock; and

                          FURTHER RESOLVED, that each share of such Class of Common Stock shall have all of the preferences, conversion
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         and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock.

         Class S Common Stock

                 SECOND: Pursuant to section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified One Hundred Million (100,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (par value One Mill ($0.001) per share) as Class S Common Stock (par value One Mill ($0.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on December 7, 1993:

                          RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Hundred Million (100,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000)) be, and hereby are, divided into and reclassified as a separate class of Common Stock to be known as Class S Common Stock; and

                          FURTHER RESOLVED, that each share of such Class of Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock.

         Class T Common Stock
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                 THIRD:  Pursuant to section 2-208 of the Maryland General
Corporation Law, the Board of Directors of the Corporation has reclassified One Hundred Million (100,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (par value One Mill ($0.001) per share) as Class T Common Stock (par value One Mill ($0.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on December 7, 1993:

                          RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Hundred Million (100,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000)) be, and hereby are, divided into and reclassified as a separate class of Common Stock to be known as Class T Common Stock; and

                          FURTHER RESOLVED, that each share of such Class of Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock.

         Class U Common Stock

                 FOURTH: Pursuant to section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified One Hundred Million (100,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (par value One Mill ($0.001) per share) as Class U





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Common Stock (par value One Mill ($0.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on December 7, 1993:

                          RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Hundred Million (100,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000)) be, and hereby are, divided into and reclassified as a separate class of Common Stock to be known as Class U Common Stock; and

                          FURTHER RESOLVED, that each share of such Class of Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock.

         Class V Common Stock

                 FIFTH: Pursuant to section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified One Hundred Million (100,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (par value One Mill ($0.001) per share) as Class V Common Stock (par value One Mill ($0.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on December 7, 1993:

                          RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Hundred Million (100,000,000) authorized and unissued shares of





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         capital stock of the Corporation previously classified as Class A -
         Special Series 2 Common Stock (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000)) be, and hereby are, divided into and reclassified as a separate class of Common Stock to be known as Class V Common Stock; and

                          FURTHER RESOLVED, that each share of such Class of Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock.

         Class W Common Stock

                 SIXTH: Pursuant to section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified One Hundred Million (100,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (par value One Mill ($0.001) per share) as Class W Common Stock (par value One Mill ($0.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on December 7, 1993:

                          RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Hundred Million (100,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class A - Special Series 2 Common Stock (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000)) be, and hereby are, divided into and reclassified as a separate class of Common Stock to be known as Class W Common Stock; and

                          FURTHER RESOLVED, that each share of such Class of Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of





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         redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock.

         General


                 SEVENTH: The shares of capital stock of the Corporation classified pursuant to the resolutions set forth in Article FIRST through Article SIXTH of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.





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                                  CERTIFICATE

                 THE UNDERSIGNED, Executive Vice President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.


Dated:  January 13, 1994                         /s/ William B. Blundin
                                                 ------------------------
                                                 William B. Blundin
                                                 Executive Vice President





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